                                                                    EXHIBIT 99.8


                  CAREY INTERNATIONAL, INC. AND SUBSIDIARIES
         SUPPLEMENTAL CONSOLIDATING FINANCIAL STATEMENTS OF OPERATIONS
                     FOR THE YEAR ENDED NOVEMBER 30, 1994




                                                                    Carey              Indy
                                                                International,      Connection
                                                                     Inc.         Limousine, Inc.    Eliminations       Total
                                                                --------------    ---------------   -------------    ------------

Revenue, net                                                    $   35,525,309    $     4,788,413   $                $ 40,313,722

Cost of revenue                                                     24,953,904          2,745,773                      27,699,677
                                                                --------------    ---------------   -------------    ------------

Gross profit                                                        10,571,405          2,042,640                      12,614,045

Selling, general and administrative expense                          9,486,797          1,556,152                      11,042,949
                                                                --------------    ---------------   -------------    ------------
Operating income                                                     1,084,608            486,488                       1,571,096

Other income (expense):

   Interest expense                                                 (1,348,883)          (164,280)                     (1,513,163)

   Interest and other income                                           172,641                672                         173,313

   Loss on sales of assets                                             (18,359)           (88,209)                       (106,568)
                                                                --------------    ---------------   -------------    ------------

Income before provision for income taxes                              (109,993)           234,671                         124,678

Provision for income taxes                                              19,000            143,810                         162,810
                                                                --------------    ---------------   -------------    ------------

Net income                                                      $     (128,993)   $        90,861   $                $    (38,132)
                                                                ==============    ===============   =============    ============

                                    99.8.1